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                       SAMSUNG NON-CIRCUMVENTION AGREEMENT


         This Agreement ("Agreement") is made this 15th day of April, 1999 by and between Summus, Ltd. ("Summus") and High Speed Net Solutions ("HSNS").

         Whereas Summus and HSNS have entered into an agreement granting HSNS certain exclusive and non-exclusive rights, and have entered into a letter of intent granting HSNS certain agent rights in connection with Samsung in certain of Summus' products;

         Whereas Summus acknowledges that HSNS has opened a discussion with Samsung that may result to the mutual benefit of Summus and HSNS.

         NOW THEREFORE, in consideration of the mutual covenants herein contained, Summus and HSNS, intending to be legally bound by the provisions hereof, hereby agree as follows:

         1. Summus, Ltd., its principals, employees, associates, and agents shall not independently of High Speed Net Solutions, Inc. ("HSNS"), directly or indirectly, pursue a business relationship with Samsung related to Summus' products, technology, or related intellectual property for a period of one (1) year beginning as of April 15th, 1999.

         2. Summus, Ltd., shall be a signatory to all contracts pertaining to Summus' products, technology and intellectual property in the event such products, technology and related intellectual property are not within the rights granted by the Marketing License Agreement effective as of March 31, 1999 ("Marketing License Agreement").

         3. Nothing in this Non-Circumvent Agreement will extend, limit or otherwise change the rights granted in the Marketing License Agreement. In the event of a conflict between this Non-Circumvent Agreement and the Marketing License Agreement, the Marketing License Agreement shall take precedence.

Summus, Ltd.                             High Speed Net Solutions, Inc.


/s/ Daniel Stansky
-----------------------                  ------------------------------
Daniel Stansky                           Myung K. Kim
Chief Operating Officer                  President